Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Morris S. Young
Chief Executive Officer
(510) 683-5900

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

AXT, Inc. Announces Second Quarter 2014 Financial Results

FREMONT, Calif., July 31, 2014 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Results
Revenue for the second quarter of 2014 was $21.4 million compared with $19.3 million in the first quarter of 2014. Total gallium arsenide (GaAs) substrate revenue was $11.3 million for the second quarter of 2014, compared with $8.5 million in the first quarter of 2014. Indium phosphide (InP) substrate revenue was $3.0 million for the second quarter of 2014, compared with $2.2 million in the first quarter of 2014. Germanium (Ge) substrate revenue was $1.7 million for the second quarter of 2014, compared with $3.2 million in the first quarter of 2014. Raw materials sales were $5.4 million for the second quarter of 2014, consistent with $5.4 million in the first quarter of 2014.

Gross margin was 19.4 percent of revenue for the second quarter of 2014, compared with 14.1 percent of revenue in the first quarter of 2014.

Operating expenses were $4.7 million in the second quarter of 2014, compared with $5.1 million in the first quarter of 2014. The decrease in operating expenses was primarily the result of cost-savings initiatives that were implemented during the first quarter of 2014.

Loss from operations for the second quarter of 2014 was $515,000 compared with a loss from operations of $2.4 million in the first quarter of 2014.

Net interest and other income for the second quarter of 2014 was $1.2 million, which was primarily attributable to $625,000 from equity earnings of the company’s unconsolidated joint ventures, $324,000 from the sale of IntelliEpi stock, $158,000 from a gain on foreign exchange and $127,000 from interest income. This compares with net interest and other income of $624,000 in the first quarter of 2014, which was mainly attributable to $487,000 equity earnings of our unconsolidated joint ventures, and $127,000 from interest income.

Net income in the second quarter of 2014 was $319,000 or $0.01 per diluted share compared with net loss of $2.0 million or $0.06 per diluted share in the first quarter of 2014.

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces Second Quarter 2014 Results
July 31, 2014

Management Qualitative Comments
“Q2 was a positive quarter for AXT,” said Morris Young, chief executive officer. “Through a combination of higher revenues, positive sales mix, other income and the first full quarter of benefit from our cost-savings measures, we achieved profitability ahead of our plan. In addition, with continued focus on cash management, we drove improvement in our balance sheet, growing our cash position and reducing inventory. While the business environment remains challenging, during the second quarter we experienced stronger demand in both our semi-insulating and semi-conducting gallium arsenide substrates as well as continued strength in indium phosphide. Looking forward, we remain cautiously optimistic about our opportunities to drive further growth in our business.”

Conference Call
The company will host a conference call to discuss these results today at 1:30 p.m. PDT. The conference call can be accessed at (719) 325-2393 (passcode 1988577). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 1988577) until August 7, 2014. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 683-5900.

AXT will provide highlights of its second quarter results on today’s conference call, but investors can find the full financial summary on the investor relations portion of the company’s website at www.axt.com.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China. In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California. The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces Second Quarter 2014 Results
July 31, 2014

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding the market demand for our products, our market opportunity, our business planning and management approach and our expectations with respect to our business prospects. These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue	$21,449	$23,831	$40,794	$46,211
Cost of revenue	17,289	20,746	33,916	39,642
Gross profit	4,160	3,085	6,878	6,569

Operating expenses:
Selling, general and administrative	3,688	4,207	7,124	8,132
Research and development	987	1,039	1,762	1,861
Restructuring charge			907
Total operating expenses	4,675	5,246	9,793	9,993
Income (loss) from operations	(515)	(2,161)	(2,915)	(3,424)
Interest income, net	127	50	254	81
Equity in earnings of unconsolidated joint ventures	625	471	1,112	753
Other income (expense), net	476	381	486	(444)

Income (loss) before provision for income taxes	713	(1,259)	(1,063)	(3,034)
Provision (benefit) for income taxes	152	342	211	526
Net income (loss)	561	(1,601)	(1,274)	(3,560)

Less: Net income (loss) attributable to noncontrolling interest	(242)	(434)	(447)	(875)
Net income (loss) attributable to AXT, Inc.	$319	$(2,035)	$(1,721)	$(4,435)

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$0.01	$(0.06)	$(0.06)	$(0.14)
Diluted	$0.01	$(0.06)	$(0.06)	$(0.14)

Weighted average number of common shares outstanding:
Basic	32,381	32,382	32,407	32,340
Diluted	32,597	32,382	32,407	32,340

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AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,	December 31,
	2014	2013
Assets:
Current assets
Cash and cash equivalents	$26,307	$24,961
Short-term investments	22,097	12,499
Accounts receivable, net	19,288	14,943
Inventories	35,263	39,127
Related party notes receivable - current	0	0
Prepaid expenses and other current assets	4,695	8,010
Total current assets	107,650	99,540

Long-term investments	959	10,145
Property, plant and equipment, net	35,226	37,621
Related party notes receivable - long-term	1,703	1,715
Other assets	15,170	14,801

Total assets	$160,708	$163,822

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$6,612	$8,140
Accrued liabilities	7,122	7,286
Total current liabilities	13,734	15,426

Long-term portion of royalty payments	2,125	2,525
Other long-term liabilities	366	325
Total liabilities	16,225	18,276

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	194,751	194,156
Accumulated deficit	(68,726)	(67,005)
Accumulated other comprehensive income	8,722	8,953
Total AXT, Inc. stockholders' equity	138,311	139,668

Noncontrolling interest	6,172	5,878
Total stockholders' equity	144,483	145,546

Total liabilities and stockholders' equity	$160,708	$163,822